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                                                                     Exhibit 4.8

                              CERTIFICATE OF TRUST
                                       OF
                           BANKNORTH CAPITAL TRUST IV

         THIS Certificate of Trust of Banknorth Capital Trust IV (the "Trust"), dated as of January 31, 2002, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C.Section 3801, et seq.) (the "Act").

         1. Name. The name of the business trust formed hereby is "Banknorth Capital Trust IV".

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

         3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

                     THE BANK OF NEW YORK (DELAWARE), not in its individual capacity but solely as trustee of the Trust

                     By:    /s/ William T. Lewis
                            ---------------------------------------------------
                     Name:  William T. Lewis
                     Title: Senior Vice President

                     THE BANK OF NEW YORK, not in its individual capacity but solely as trustee of the Trust

                     By:    /s/ Kisha Holder
                            ---------------------------------------------------
                     Name:  Kisha Holder
                     Title: Assistant Treasurer

                     /s/ William J. Ryan
                     ----------------------------------------------------------
                     WILLIAM J. RYAN, not in his individual
                     capacity but solely as trustee of the Trust

                     /s/ Peter J. Verrill
                     ----------------------------------------------------------
                     PETER J. VERRILL, not in his individual
                     capacity but solely as trustee of the Trust

                     /s/ Carol L. Mitchell
                     ----------------------------------------------------------
                     CAROL L. MITCHELL, not in her individual
                     capacity but solely as trustee of the Trust